UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 240.14a-12

BRIDGELINE DIGITAL, INC.

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
OF

BRIDGELINE DIGITAL, INC.

To Be Held on September 20, 2019

The following information relates to the definitive proxy statement (the “Proxy Statement”) of Bridgeline Digital, Inc. (the “Company”) filed August 23, 2019 and furnished to stockholders of the Company as of August 16, 2019 (the “Record Date”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) for the Company’s Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”). Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined have the meaning given to them in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. Information presented in this Supplement, to the extent it contradicts any language in the previously filed Proxy Statement, shall replace and supersede such contradictory language included in the Previously Filed Proxy Statement.

EXPLANATORY NOTE

This Supplement is being filed solely to correct the disclosure in the Proxy Statement regarding the vote required for Proposal 2, as more particularly set forth below. Other than to correct the disclosure regarding the vote required for Proposal 2, this Supplement does not alter or affect any other part or other information set forth in the Proxy Statement nor does this Supplement modify or update in any way disclosures made in the Proxy Statement, except as expressly set forth herein. The Proxy Statement contains important additional information. This Supplement should be read in conjunction with the Proxy Statement.

AMENDMENT TO PROXY STATEMENT

Pursuant to the Company’s Bylaws and the Delaware General Corporation Law (the “DGCL”), Proposal 2 (Amendment of the Bridgeline Digital, Inc. 2016 Stock Incentive Plan to Increase Number of Shares) must be approved by the affirmative vote of the holders of a majority of the voting power present or represented by proxy at the Annual Meeting. The Proxy Statement incorrectly stated that Proposal 2 must be approved by a majority of our outstanding voting securities entitled to vote as of the Record Date. As a result of this correction, the penultimate paragraph appearing in the Proxy Statement above Proposal 1 should be deleted in its entirety, and replaced with the following:

“Pursuant to the Company’s Bylaws and Delaware General Corporation Law (the “DGCL”), Proposal 2 must be approved by the affirmative vote of the holders of a majority of the voting power present or represented by proxy at the Annual Meeting. Abstentions and broker non-votes cast, if any, with respect to Proposal No. 2 will have the same effect as a vote against Proposal No. 2.”

Proxy Voting

This supplement has been made available electronically together with the Proxy Statement and Annual Report at https://www.rdgir.com/bridgeline-digital-inc/. The proxy materials previously sent to our stockholders contains instructions on how to access those documents and vote over the Internet. You may also access the Company’s filings through the website maintained by the SEC at http://www.sec.gov.

Your vote is important. If you have not already voted your shares, we encourage you to do so. If you have already voted your shares and do not wish to change your vote, no further action is necessary. If you are a stockholder of record and have already voted your shares and want to change your vote, you may do so by (1) entering a new vote by mail, over the Internet or by telephone before the Annual Meeting or (2) attending the Annual Meeting and voting by following the instructions posted at www.voteproxy.com.

Additional Information

This material may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Annual Meeting. On August 23, 2019, the Company filed the Proxy Statement and definitive form of proxy card with the SEC in connection with its solicitation of proxies from the Company’s stockholders relating to the Annual Meeting. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE PROXY CARD AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC, INCLUDING THIS SUPPLEMENT, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION.

By Order of the Board of Directors Stacey A. Ward Assistant Secretary September 19, 2019